UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2011

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On June 23, 2011, the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) appointed Steven J. Adolph as Vice President, Business to Business Products Group and International Consumer Products.  Mr. Adolph who is 44 years old, joined the Registrant from Cott Corporation, where he had been Vice President Marketing U.S.  Prior to joining Cott Corporation, Mr. Adolph had been Invacare Corporation’s CEO for Australia, New Zealand and Asia, and prior to that, Vice President, International for SentrySafe.  Mr. Adolph holds a M.B.A. from Northwestern University.

Item 8.01	Other Events.

Also on June 23, 2011, the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) declared increased quarterly cash dividends of $0.17 per share (increased from $0.16 per share) of the Registrant’s Common Stock and $0.1275 per share (increased from $0.12 per share) of the Registrant’s Class B Stock.  The dividends will be payable on September 2, 2011, to stockholders of record at the close of business on August 19, 2011.  A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

A copy of the Registrant’s press release announcing the increased dividends is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release dated June 23, 2011, announcing the declaration of increased quarterly cash dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  June 24, 2011

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release dated June 23, 2011, announcing the declaration of increased quarterly cash dividends.